Exhibit 99.1

The Habit Restaurants, Inc. Announces First Quarter 2016 Financial Results

IRVINE, CA, May 4, 2016 – The Habit Restaurants, Inc. (NASDAQ: HABT) (“The Habit” or the “Company”), today announced financial results for its first quarter ended March 29, 2016.

Highlights for the first quarter ended March 29, 2016:

•	Total revenue was $67.0 million compared to $54.6 million in the first quarter of 2015.
•	Company-operated comparable restaurant sales increased 2.0% as compared to the first quarter of 2015.
•	Net income was $3.4 million, compared to $3.0 million in the first quarter of 2015.
•

Adjusted fully distributed pro forma net income(1) was $2.6 million, or $0.10 per fully distributed weighted average share compared with $2.3 million, or $0.09 per fully distributed weighted average share for the first quarter of 2015.

•	Adjusted EBITDA(1) was $8.6 million compared to $7.3 million for the first quarter of 2015.
•	The Company opened three new company-operated restaurants during the first quarter and, as of March 29, 2016, had 140 company-operated locations and five franchised/licensed locations.

(1)

Adjusted fully distributed pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures,” included herein.

“We are pleased to report that 2016 is off to a good start with first quarter company-operated comparable restaurant sales coming in at +2.0%. During the quarter we focused our external messaging on our everyday value, quality, and service that has really been the hallmark of The Habit brand and a driver of our long and consistent 49 quarters, or over 12 years, of consistent positive quarterly comps. To that end we expanded our social media channels with very targeted engagement campaigns that have allowed us to expand our reach and increase awareness of limited time offerings, as well as our everyday value positioning. We also tripled the size of our email database, the “CharClub”, in an effort to help us broaden our targeted reach,” said Russ Bendel, President and Chief Executive Officer of The Habit Restaurants, Inc. “We opened three new company-operated Habit Burger Grills - two in California and one in Florida – during the quarter. We continue to expect to open between 30 and 32 company-operated restaurants and we expect our franchisees to open between four and six restaurants in 2016.”

First Quarter 2016 Financial Results Compared to First Quarter 2015

Total revenue was $67.0 million in the first quarter of 2016, compared to $54.6 million in the first quarter of 2015.

Company-operated comparable restaurant sales increased 2.0% for the quarter ended March 29, 2016. The increase in company-operated comparable restaurant sales was driven primarily by a 4.6% increase in average transaction amount partially offset by a 2.6% decrease in transactions.

Net income for the first quarter of 2016 was $3.4 million, compared to $3.0 million in the first quarter of 2015.

Adjusted fully distributed pro forma net income in the first quarter of 2016 was $2.6 million, or $0.10 per fully distributed weighted average share, compared to $2.3 million, or $0.09 per fully distributed weighted average share, in the first quarter of 2015. A reconciliation between GAAP net income and adjusted fully distributed pro forma net income is included in the accompanying financial data.

2016 Outlook

The Company currently anticipates the following for its fiscal year 2016:

•	Total revenue between $286 million to $290 million;
•	Company-operated comparable restaurant sales growth of approximately 3.0%;
•	The opening of 30 to 32 company-operated restaurants and four to six franchised/licensed restaurants;
•	Restaurant contribution margin of 20.6% to 21.1%;
•	General and administrative expenses of $28.0 million to $28.5 million;
•	Depreciation and amortization expense of approximately $15.0 million;
•	Capital expenditures of $36.0 million to $38.0 million; and
•

An effective pro forma tax rate of approximately 43.0%, which assumes the conversion of all common units of The Habit Restaurants, LLC for shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock), which would eliminate the non-controlling interests.

Conference Call

The Company will host a conference call to discuss financial results for the first quarter 2016 today at 5:00 PM Eastern Time. Russ Bendel, President and Chief Executive Officer, and Ira Fils, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing (855) 327-6837 or for international callers by dialing (778) 327-3988. A replay will be available after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 10001031. The replay will be available until Wednesday, May 11, 2016. The conference call will also be webcast live from the Company’s corporate website at ir.habitburger.com under the “Events” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales in our comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

Average Unit Volumes (AUVs) are calculated by dividing revenue for the trailing 52-week period for all company-operated restaurants that have operated for 12 full periods by the total number of restaurants open for such period.

Adjusted fully distributed pro forma net income includes net income attributable to The Habit (i) excluding income tax expense, (ii) excluding the effect of non-recurring items, (iii) assuming the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock), which results in the elimination of non-controlling interests in The Habit Restaurants, LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed pro forma net income before income taxes at our estimated long term effective income tax rate. Adjusted fully distributed pro forma net income is a non-GAAP financial measure because it represents net income attributable to The Habit, before non-recurring items and the effects of non-controlling interests in The Habit Restaurants, LLC. We use adjusted fully distributed pro forma net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone and eliminates the variability of non-controlling interests as a result of member owner exchanges of common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock).

Adjusted fully distributed pro forma net income per fully distributed weighted average share is calculated using adjusted fully distributed pro forma net income as defined above and assumes the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock).

EBITDA, a non-GAAP measure, represents net income before interest expense, net, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, represents EBITDA plus pre-opening costs, stock-based compensation, loss on disposal of assets, and offering related costs.

About The Habit Restaurants, Inc.

The Habit Burger Grill is a fast casual restaurant concept that specializes in preparing fresh, made-to-order char-grilled burgers and sandwiches featuring USDA choice tri-tip steak, grilled chicken and sushi-grade albacore tuna cooked over an open flame. The first Habit opened in Santa Barbara, California in 1969. The Habit has since grown to over 145 restaurants in 15 markets throughout California, Arizona, Utah, New Jersey, Florida, Idaho, Virginia, Nevada and Washington.

Contacts

Investors:

(949) 943-8692

HabitIR@habitburger.com

Media:

(949) 943-8691

Media@habitburger.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 29, 2015, including the sections thereof captioned “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” These filings and others are available online at www.sec.gov, ir.habitburger.com or upon request from The Habit.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures, including those discussed above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, when analyzing the Company’s operating performance, investors should not consider adjusted earnings per fully distributed weighted average share or adjusted fully distributed pro forma net income in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Consolidated Statement of Operations Data (unaudited):

	13 Weeks Ended
(amounts in thousands except share and per share data, presented as a percentage of total revenue, with the exception of operating expenses, which are presented as a percentage of restaurant revenue)	March 29, 2016		March 31, 2015
Revenue
Restaurant revenue	$66,813	99.8%	$54,565	100.0%
Franchise/license revenue	144	0.2%	18	0.0%
Total revenue	66,957	100.0%	54,583	100.0%
Operating expenses
Restaurant operating costs (excluding depreciation and amortization)
Food and paper costs	20,101	30.1%	17,869	32.7%
Labor and related expenses	21,421	32.1%	16,425	30.1%
Occupancy and other operating expenses	10,488	15.7%	7,996	14.7%
General and administrative expenses	6,709	10.0%	5,205	9.5%
Offering related expenses	—	0.0%	483	0.9%
Depreciation and amortization expense	3,412	5.1%	2,667	4.9%
Pre-opening costs	260	0.4%	323	0.6%
Loss on disposal of assets	39	0.1%	13	0.0%
Total operating expenses	62,430	93.4%	50,981	93.4%
Income from operations	4,527	6.8%	3,602	6.6%
Other expenses
Interest expense, net	127	0.2%	117	0.2%
Income before income taxes	4,400	6.6%	3,485	6.4%
Provision for income taxes	1,005	1.5%	519	1.0%
Net income	3,395	5.1%	2,966	5.4%
Less: net income attributable to non-controlling interests	(2,014)	-3.0%	(2,283)	-4.2%
Net income attributable to The Habit Restaurants, Inc.	$1,381	2.1%	$683	1.3%
Net income attributable to The Habit Restaurants, Inc. per share Class A common stock
Basic	$0.10		$0.08
Diluted	$0.10		$0.08
Weighted average shares of Class A common stock outstanding:
Basic	14,049,710		8,974,550
Diluted	14,050,990		8,979,230

Selected Balance Sheet and Selected Operating Data (unaudited):

Balance Sheet Data	March 29, 2016	December 29, 2015
(dollar amounts in thousands)
Balance Sheet Data-Consolidated (at period end):
Cash and cash equivalents	$50,154	$46,991
Property and equipment, net(a)	85,015	81,524
Total assets	269,570	256,711
Total debt(b)	3,853	2,436
Total stockholders' equity	135,045	131,932

(a)	Property and equipment, net consists of property owned or leased, net of accumulated depreciation and amortization.
(b)	Total debt consists of deemed landlord financing.

	13 Weeks Ended
Selected Operating Data	March 29, 2016	March 31, 2015
Other Operating Data:
Total restaurants at end of period	145	114
Company-operated restaurants at end of period	140	113
Company-operated comparable restaurant sales growth(a)	2.0%	12.6%
Company-operated average unit volumes	$1,938	$1,869

(a)

Company-operated comparable restaurant sales growth reflects the change in year-over-year sales for the company-operated comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

The following table includes a reconciliation of net income to adjusted EBITDA:

	13 Weeks Ended
Adjusted EBITDA Reconciliation	March 29, 2016	March 31, 2015
(amounts in thousands)
Net income	$3,395	$2,966
Non-GAAP adjustments:
Provision for income taxes	1,005	519
Interest expense, net	127	117
Depreciation and amortization	3,412	2,667
EBITDA	7,939	6,269
Stock-based compensation expense(a)	346	213
Loss on disposal of assets(b)	39	13
Pre-opening costs(c)	260	323
Offering related costs(d)	—	483
Adjusted EBITDA	$8,584	$7,301

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacements or write-off of leasehold improvements or equipment.
(c)

Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include net occupancy costs incurred between the date of possession and opening date of our restaurants.

(d)	Public offering related costs.

The following is a reconciliation of GAAP net income and net income per share to adjusted fully distributed pro forma net income and adjusted fully distributed pro forma net income per share:

	13 Weeks Ended
(dollar amounts in thousands)	March 29, 2016	March 31, 2015
Net income	$3,395	$2,966
Offering related expenses(a)	—	483
Income tax expense as reported	1,005	519
Fully distributed pro forma net income before income taxes	4,400	3,968
Income tax expense on fully distributed pro forma income before income taxes(b)	1,841	1,713
Adjusted fully distributed pro forma net income	$2,559	$2,255
Adjusted fully distributed pro forma net income per share of Class A common stock:
Basic	$0.10	$0.09
Diluted	$0.10	$0.09
Weighted average shares of Class A common stock outstanding used in computing adjusted fully distributed pro forma net income(c):
Basic	26,001,069	26,002,754
Diluted	26,002,349	26,007,434

(a)	Public offering related expenses.
(b)

Reflects income tax expense at an effective rate of 41.83% and 43.18% for the periods ended March 29, 2016 and March 31, 2015, respectively, on income before income taxes assuming the conversion of all outstanding common units of The Habit Restaurants, LLC (“LLC Units”) for shares of Class A common stock (with a corresponding cancellation of shares of our Class B common stock). The estimated tax rate includes provisions for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction and excludes the impact to the rate of follow-on offering costs.

(c)

For all periods presented, represents the total number of shares of Class A common stock outstanding including all outstanding LLC Units of The Habit Restaurants, LLC as if they were exchanged on a one-for-one basis for the Company’s Class A common stock (with a corresponding cancellation of shares of our Class B common stock). Diluted earnings per share gives effect during the reporting period to all dilutive potential shares outstanding resulting from employee stock-based awards using the treasury method.